Exhibit 23(p)(i) under N-1A


                               THE WACHOVIA FUNDS

                          THE WACHOVIA MUNICIPAL FUNDS

                      THE WACHOVIA VARIABLE INSURANCE FUND

                            WACHOVIA ASSET MANAGEMENT

CODE OF ETHICS



1.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

    This Code of Ethics is based on the principles that: (i) Access Persons owe a fiduciary duty to, among others, the shareholders of the Funds to conduct their personal transactions in Securities in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Funds; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Funds ahead of the Access Person's own personal interests or the interests of others.

    For example, in order to avoid the appearance of conflict of interest from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, a Fund may be considered a violation of this Code.

    Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code will not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Funds and their shareholders or a failure to adhere to these general fiduciary principles.

2. DEFINITIONS

     (a) "Adviser" means Wachovia Bank, N.A., ("Wachovia Bank")

     (b) "Fund" or "Funds" means "The Wachovia Funds," and the "The Wachovia Municipal Funds".

     (c) "Underwriter" means Federated Securities Corp. ("Federated") or its successor.

     (d) The "1940 Act" means the Investment Company Act of 1940, as amended.

     (e) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the night to purchase the Security. For purposes of reporting, "Security" shall include futures contracts. "Security" shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. Government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; securities which are not eligible for purchase or sale by a Fund; and such other instruments as may be determined by the Funds' Board of Trustees, from time to time.

     (f) "Advisory Person" means (i) any director, officer, or employee of the Adviser, who, in connection with such person's regular functions or duties, makes, participates in, or normally obtains information regarding, the current purchases or sales of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to a Fund who normally obtains information concerning current recommendations made to the Fund with regard to the purchase or sale of a Security.

     (g) "Access Person" means any trustee or officer of a Fund, or any Advisory Person, and all relatives living within the same household as such Access
Person, provided, however, that any Access Person who is an employee of the Funds' Underwriter or its affiliates, or an "interested person" (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Funds' Underwriter, shall be subject to the provisions and terms of the Underwriter's Code of Ethics, and shall not be subject to this Code, except as provided in Section 6 hereof.

     (h) "Investment Personnel" include: (i) Access Persons with direct responsibility and authority to make investment decisions affecting a Fund (such as portfolio mangers); (ii) Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and (iii) Access Persons who assist in executing investment decisions for a Fund (such as traders).

    As the context requires, "Investment Personnel" may refer to one or more Access Persons.

     (i) "Disinterested Trustee" means a trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.


     (j) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (k) "Beneficial ownership" shall be interpreted in the same manner as it would in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person: (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities), (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

     (l) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     (m) "Purchase or sale of a Security" includes, INTER ALIA, the writing of an option to purchase or sell a Security.

     (n) "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

     (o) "Ethics Committee" means a committee which shall include the following individuals or their designees: the General Counsel of Wachovia Bank; the Senior Vice President and Manager of Risk Management of Wachovia Bank; and the Group Executive/Senior Vice President of Asset Management of Wachovia Bank; provided, however, that in no event shall a majority of the Ethics Committee consist of individuals from Wachovia Asset Management.

3.  EXEMPTED TRANSACTIONS

    The prohibitions of Section 4 of this Code shall not apply to,

     (a)Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

     (b)Purchases or sales which are non-volitional on the part of either the Access Person or the Funds, subject to the notice provisions of Section 4 (h) of this Code.

     (c)Purchases which are part of an automatic dividend reinvestment plan; or an automatic payroll deduction plan whereby an employee purchases securities issued by an employer.

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired

     (e)Purchases and sales of Wachovia Corporation stock.

4.  PROHIBITED TRANSACTIONS AND ACTIVITIES

     (a)No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

            (i) is being considered for purchase or sale by a Fund; or (ii) is being purchased or sold by a Fund.

     (b)Inducing or causing a Fund to take action, or to fail to take action for the purpose of achieving a personal benefit, rather than to benefit the Fund, is a violation of this Code. Examples of this would include causing a Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing a Fund to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

     (c)Using knowledge of a Fund's portfolio transactions to profit by the market effect of such transactions is a violation of this Code.

     (d) In determining whether the prohibitions of (a), (b) and (c) of this Section have been violated, there will be a review of the Securities transactions of Access Persons. Particular attention will be given to parallel transactions of a Fund and Investment Personnel involving the same Security within seven (7) calendar days before and after the Fund purchases or sells the Security. Generally, no such review will be undertaken with respect to purchases or sales of up to the greater of 100 shares or $10,000.00 of a given Security which occur no more frequently than once within any seven (7) day period, unless there exists a pattern of such transactions involving Securities also being traded by a Fund. Notwithstanding the foregoing, it is important to note that a violation could result from a single transaction if the circumstances warrant a finding that the provisions of this Code have been violated.

     (e) All Investment Personnel are prohibited from acquiring any Securities distributed in an initial public offering.

     (f) All Investment Personnel are prohibited from acquiring any Securities for their personal accounts in any private placement made by an issuer, without the express prior approval of the Ethics Committee (or its designee). Approval from the Ethics Committee (or its designee) must be sought no less than seven
(7) calendar days prior to the transaction.

     (g) All Access Persons are prohibited from executing a personal transaction in any Security on a day during which any portfolio of a Fund has a pending "buy" or "sell" order for that Security, until the Fund's orders are either executed or withdrawn. All Access Persons shall obtain prior clearance from the designee of the Ethics Committee before executing personal transactions. The Ethics Committee (or its designee) may grant exceptions on a case by case or general basis for any Securities transactions that would otherwise be prohibited by this Code.

     (h) All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a DE MINIMIS value in any year from any person or entity from, to, or through whom a Fund purchases or sells Securities, or from an issuer of Securities. For purposes of this limitation, DE MINIMIS value is equal to $100 or less.

     (i) All Investment Personnel are prohibited from serving on the boards of directors of any company absent express prior authorization from the Ethics Committee (or its designee). Authorization to serve on the board of a company will be granted in instances where the Ethics Committee (or its designee) determines that such board service would be consistent with the interests of the Funds and their shareholders. If prior approval to serve as a director of a company is granted; an Investment Personnel has an affirmative duty to recuse himself from participating in any deliberations by a Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel serves.

     (j)   Notwithstanding   the  other  restrictions  of  this  Code  to  which
Disinterested Trustees are subject, subparagraphs (f) and (g) of this Section 4 shall not apply to Disinterested Trustees.

     (k)  Transactions  undertaken  in  violation  of the  prohibitions  of this
Section 4, at the discretion of the Ethics Committee, may be required to be unwound, and/or any profits realized by an Access Person on any such transactions in Securities may be required to be disgorged to an entity designated by the Ethics Committee.

5.  REPORTS TO THE ETHICS COMMITTEE

     (a) Every Access Person shall report to the Ethics Committee (or its designee) the information described in Section 5(c) of this Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     (b) A Disinterested Trustee of the Funds need only report a personal transaction in a Security if such trustee, at the time of that personal transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that, during the 15-day period immediately preceding or following the date of the personal transaction by the trustee, such Security was purchased or sold by a Fund or was being considered for purchase or sale by a Fund or its Adviser.

     (c) Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

     (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

     (ii) the nature of the transaction (i.e., purchase, sale, or any other type or acquisition or disposition);

     (iii) the price at which the transaction was effected; and

     (iv) the name of the broker, dealer or bank through whom the transaction was effected; or

     (v) if there were no personal transactions in Securities during the period, either a statement to that effect or the word "None" (or some similar designation).

     (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     (e) Every Access Person, other than a Disinterested Trustee, is required to direct his or her broker to forward to the Ethics Committee (or its designee) on a timely basis, duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest, and periodic statements relating to any such account.

     (f) Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than DE MINIMIS value (as defined in 4(i) above) in any year from any person or entity that does business either with or on behalf of the Funds (including an issuer of Securities or any entity or person through whom the Funds purchase or sell Securities) is required to report the receipt of such gift to the Ethics Committee (or its designee). This reporting requirement shall not apply to:

     (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

     (ii)the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

     (iii)the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

     (iv)the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

     (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

(g) All Access Persons on an annual basis or upon request of the Ethics Committee (or its designee) shall furnish a list of all Securities held by such Access Persons or the members of his or her household. All Access Persons, within 10 days of employment or becoming an Access Person, are required to disclose all personal Securities holdings.

(h) The Ethics Committee will adopt procedures to review reports under this section.

(i) Records of personal transactions reported under the Code shall be kept pursuant to Rule 31a2 of the 1940 Act.

    In addition, all Access Persons are required, on an annual basis, to certify to the Ethics Committee (or its designee) that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

6.  REPORTS BY THE UNDERWRITER

    The Underwriter has also adopted a Code of Ethics, a copy of which has been furnished to the Ethics Committee and legal counsel to the Funds' trustees. The Underwriter shall promptly report to the Ethics Committee and legal counsel to the Funds' trustees all violations of the Underwriter's Code of Ethics.

7. SANCTIONS

    Upon discovering a violation of this Code, an Executive Vice President of Wachovia Bank, N.A. with the advice of the Ethics Committee, may impose such sanctions as deemed appropriate, including, INTER ALIA, a letter of censure or suspension, a fine, or termination of the employment of the violator. (In instances where the violation is committed by a member of the Access Person's household, any sanction will be imposed on the Access Person.) The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.

8.    REPORTS TO THE TRUSTEES

    All material violations of this Code and the Underwriter's Code of Ethics will be reported periodically to the Board of Trustees of the Funds by the Ethics Committee and the Underwriter. Annually, the Ethics Committee and the Underwriter will make a report to the Board of Trustees concerning the operation of and compliance with this Code and the Underwriter's Code of Ethics.